EXHIBIT 21

                    ROSTER OF SUBSIDIARIES OF THE COMPANY
                    -------------------------------------


Pier 1 Assets, Inc., a Delaware corporation

    Pier 1 Licensing, Inc., a Delaware corporation

         Pier 1 Imports (U.S.), Inc., a Delaware corporation

              Pier 1 Funding, Inc., a Delaware corporation

              Pier Lease, Inc., a Delaware corporation

              Pier-SNG, Inc., a Delaware corporation

              PIR Trading, Inc., a Delaware corporation

                   Pier International Limited, a Hong Kong private company

                   Pier Alliance Ltd., a Bermuda company

                   The Pier Retail Group Limited, a United Kingdom company

                        The Pier (Retail) Limited, a United Kingdom company

                            Pier Direct Limited, a United Kingdom company

              Pier-FTW, Inc., a Delaware corporation

              Pacific Industrial Properties, Inc., a Texas corporation

              Pier Group, Inc., a Delaware corporation

         Pier 1 Holdings, Inc., a Delaware corporation

              Pier 1 Services Company, a Delaware business trust

    Pier 1 National Bank, a national banking association